Exhibit 10.10
                                                                   -------------


                          UNITED INDUSTRIES CORPORATION
                             STOCK OPTION AGREEMENT

                     THIS STOCK OPTION AGREEMENT (the "Agreement") is entered into as of January 20, 1999, by and between UNITED INDUSTRIES CORPORATION, a Delaware corporation (the "Company"), and William P. Johnson ("Optionee") pursuant to the United Industries Corporation 1999 Stock Option Plan (the "Plan"). The Company and Optionee are referred to collectively herein as the "Parties." Capitalized terms used but not defined herein shall have the meaning set forth in the Plan.

                     Simultaneously with the execution of this Agreement, the parties hereto have executed a Management Agreement, dated as of the date hereof (the "Management Agreement"), to which this Agreement is attached as Annex A.

                     THE PARTIES AGREE AS FOLLOWS:

1.                   Grant of Options and Effective Date.

           1.1 Grant. The Company hereby grants to Optionee pursuant to the Plan an option (the "Option") to purchase all or any part of an aggregate of 300,000 shares (the "Class A Shares") of the Company's Class A Voting Common Stock, par value $0.01 per share, and 300,000 shares (the "Class B Shares" and, together with the Class A Shares
                     (the "Shares")) of the Company's Class B Non-Voting Common Stock, par value $0.01 per share (collectively, "Common Stock"), on the terms and conditions set forth herein and in the Plan as in effect on the Grant Date (as defined below), the terms of which are incorporated herein by reference.

           1.2 Grant Date. The Grant Date of this Option is January 20, 1999 (the "Grant Date").

2. Exercise Price. The exercise price for the Shares of Common Stock covered by this Option shall be $5.00 per share (the "Exercise Price").

3. Adjustment and Termination of Options. Subject to the restrictions, and under the circumstances described, in the Plan and this Agreement, the Company shall adjust the number and kind of Shares and the Exercise Price thereof, and this Option shall be terminated in certain circumstances, in accordance with the provisions of the Plan.

4.         Exercise of Options.

           4.1       When Exercisable.

                     (a) Rate of Exercise for 5-Year Options. Optionee's right to exercise this Option as to 200,000 of the Shares (100,000 Class A Shares and 100,000 Class B Shares) subject thereto (the "5 Year Options") shall vest ratably over

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                                the five (5) year period commencing on the
                                Grant Date in accordance with the following
                                schedule if (but only if) Optionee is employed by the Company or any of its Subsidiaries as of each such date:


                                                        Cumulative Shares of
              Date                                      5 Year Option Vested
              ----                                      --------------------
1st Anniversary of Grant Date                                 40,000
2nd Anniversary of Grant Date                                 80,000
3rd Anniversary of Grant Date                                120,000
4th Anniversary of Grant Date                                160,000
5th Anniversary of Grant Date                                200,000;

provided that if Optionee's employment by the Company terminates by virtue of the expiration of the "Term" (as defined in the Management Agreement) (i.e., Optionee's employment terminates due to the passage of the date referenced in
Section 2(a)(i) thereof (as extended pursuant to the provision in such Section 2(a)) as opposed to any termination by the Company or Optionee or by virtue of Optionee's death or disability), then Optionee shall be credited with an additional 21 days of vesting (for example, if Optionee's employment with the Company terminates as described above on December 31, 2001, the 5 Year Options will vest through January 20, 2002). Notwithstanding any provision to the contrary in this Section 4.1(a), but subject to the other restrictions in the Plan and this Agreement, in the event of a Sale (as defined below) prior to December 31, 2003, the 5 Year Options shall become vested and immediately exercisable.

                     (b)        Rate of Exercise on TARSAP Options.

                                (i) Optionee shall not be vested with the right
                     to exercise this Option with respect to 400,000 of the Shares (200,000 Class A Shares and 200,000 Class B Shares) (the "TARSAP Shares") subject thereto (the "TARSAP Options") until ten (10) years after the Grant Date, at which time Optionee shall acquire the vested right to exercise the TARSAP Options and purchase one hundred percent (100%) of the TARSAP Shares if (but only if) Optionee is an employee of the Company or any of its Subsidiaries as of such date.

                                (ii) Acceleration of TARSAP Options.
                     Notwithstanding the foregoing, if on and after the publication of each written determination by the Board of Directors of the Company (the "Board") or a committee thereof which is authorized to do so that the Company has met at least ninety percent (90%) of its objective for EBITDA (as defined below) (100% of the Company's objective referred to herein as the "Performance Goals") with respect to any fiscal year commencing with the fiscal year ending December 31, 1999 and continuing for each of the four fiscal years thereafter (which Performance Goals are set forth on Annex I attached hereto), then (subject to the other restrictions in the Plan


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                     and this Agreement), Optionee shall acquire the vested
                     right to exercise the TARSAP Options to purchase ten percent (10%) of the TARSAP Shares, and for each additional one percent (1%) achievement over ninety percent (90%) of the Performance Goals for any such fiscal year, as so determined, Optionee shall acquire the vested right to exercise the TARSAP Options to purchase an additional one percent (1%) of the TARSAP Shares, but no more than twenty percent (20%) of the TARSAP Shares in respect of each full fiscal year. Additionally, on and after publication of a written determination by the Board or a committee thereof which is authorized to do so that the Company has met at least eighty seven and one-half percent (87.5 %) of its Performance Goals for the fiscal year ending December 31, 2003 and at least ninety percent (90%) of its cumulative Performance Goals for the five fiscal years ending December 31, 2003 ("Five Year Performance Goals"), then subject to the other restrictions in the Plan and this Agreement, (i) Optionee shall acquire the vested right to exercise the TARSAP Options to purchase fifty percent (50%) of the TARSAP Shares as to which Optionee had not otherwise acquired the vested right to exercise, and (ii) for each additional one percent (1%) achievement over ninety percent (90%) of the Five Year Performance Goals, as so determined, Optionee shall acquire the vested right to exercise this TARSAP Option to purchase an additional five percent (5%) of the TARSAP Shares as to which Optionee has not otherwise acquired the vested right to exercise (such additional exercise rights pursuant to clauses (i) and (ii) above are referred to herein as the "Additional Exercise Rights"). Such determinations shall be made by the Board or such committee within ten (10) days after receipt of audited financial statements for each fiscal year. The Board's or committee's determination as to whether the Company has met such objectives shall be final and not subject to dispute. In addition, the Board or a committee thereof shall have complete discretion to modify such objectives from time to time for any year or years to reflect business combinations or dispositions, fiscal year changes, purchases or sales of assets or any other circumstances the Board or committee thereof deems relevant. For purposes hereof, "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization, excluding any non-recurring or extraordinary items, as determined in accordance with generally accepted accounting principles, consistently applied.

                                (iii) Acceleration Upon Sale. Notwithstanding
                     any provision to the contrary in this Section 4.1(b), but subject to the other restrictions in the Plan and this Agreement, in the event of a Sale (as defined below) prior to December 31, 2003, the TARSAP Options shall become vested and immediately exercisable to the extent set forth below. On and after publication of a written determination by the Board or a committee thereof which is authorized to do so that the Company has met at least eighty seven and one-half percent (87.5 %) of its Performance Goals for the last twelve (12) full months and at least ninety percent (90%) of its cumulative Performance Goals for the completed fiscal years (if any) and the Interim Period (as defined below) (based on months elapsed), the Board or such committee shall treat the percentage of cumulative Performance Goals achieved through the completed fiscal years (if any) and Interim Period as the percentage of Five Year Performance Goals achieved and on that basis shall determine the Additional Exercise Rights with respect to all 400,000 TARSAP Options as to which Optionee had not otherwise acquired the vested right to exercise consistent with the method set forth in the second


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                     sentence of Section 4.1(b)(ii) above. The percentage of
                     Five Year Performance Goals for such period shall be computed by dividing (i) the sum of EBITDA achieved for the completed fiscal years (if any) and the Interim Period by (ii) the annual Performance Goals for the completed fiscal years (if any) and the monthly Performance Goals for the Interim Period. For purposes hereof, the term "Interim Period" shall mean the period beginning on the first day of the then current fiscal year and ending on the last full month of that uncompleted fiscal year.

                     For purposes hereof, the term "Sale" shall mean:

                                (w) the acquisition by any individual, entity
                     or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of (a) the Company or (b) the surviving entity in any reorganization, merger or consolidation (each an "Acquisition") involving the Company (any such entity referred to herein as the "Corporation") where such Acquisition causes such Person to own more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, other than acquisitions by the Thomas H. Lee Company or its affiliates;

                                (x) approval by the shareholders of the Company
                     of a complete liquidation or dissolution of the Company;

                                (y) the acquisition by a third party not
                     affiliated with the Company of all or substantially all of the Company's assets; or

                                (z) individuals who constitute the Board on the
                     date of the Company's initial public sale of equity securities registered under the Securities Act (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board thereafter. Any person becoming a director subsequent to such date whose, election, or nomination for election, is, at any time, approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered a member of the Incumbent Board.

                     The accelerated vesting provided in this Section 4.1(b)(iii) shall take effect immediately prior to but contingent upon the Sale giving rise to such accelerated vesting. The phrase "immediately prior to the Sale" shall be understood to mean sufficiently in advance of a Sale to permit the Optionee to take all steps reasonably necessary to permit the Optionee to become a shareholder of the Company as of the consummation of such Sale with respect to the TARSAP Shares subject to the accelerated vesting provided in this
Section 4.1(b)(iii). The Board or committee thereof may in good faith shorten the Interim Period or make approximations of EBITDA during the Interim Period in order to comply with the preceding sentence.


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                     (c)       Partial Exercise. Subject to the other
                               restrictions in the Plan and this Agreement, the Options may be exercised for all or a part of the Shares with respect to which each Option is exercisable under Section 4.1(a) and (b) above.

           4.2       Method of Exercise; Stockholders Agreement. Subject to
                     Section 4.1 and the other restrictions in the Plan and this Agreement, Options are exercisable from time to time by Optionee, who shall complete, execute and deliver to the Company a Form of Exercise and Stock Transfer Power substantially in the form attached hereto or in such other form as the Company may require. Except as otherwise permitted by Section 6(d) of the Plan, such notice shall be accompanied by payment in full for the Shares to be purchased. Payment of the Exercise Price may be made: (i) in cash, (ii) in shares of Common Stock which either (A) were purchased by Optionee in other than a compensatory transaction, (B) have been held by Optionee free and clear for at least six (6) months prior to the use thereof to pay part or all of the Exercise Price or (C) otherwise are considered "mature" shares for purposes of generally accepted accounting principles, as determined by the Company's outside auditors, or (iii) so long as the Common Stock is publicly traded, by delivery to the Committee of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay a portion of the Exercise Price subject to this clause (iii), or a combination of the methods specified in clauses (i), (ii) and (iii), or in the sole discretion of the Committee, through a cashless exercise procedure. Optionee shall also execute and deliver to the Company a copy of the Company's Stockholders Agreement, dated as of January 20, 1999, in the form in effect at the time of exercise (as amended and modified from time to time, the "Stockholders Agreement"), if Optionee has not previously done so. Upon due exercise of any Option and (if required) execution and delivery of the Stockholders Agreement, subject to the terms and conditions in this Agreement, the Company shall issue in the name of Optionee and deliver to Optionee a certificate for the Shares in respect of which such Option shall have been exercised, but no Shares will be issued until arrangements satisfactory to Company have been made for appropriate income tax withholding, if any, pursuant to Section 12 hereof.

           4.3       Exercise After Termination of Employment; Termination of
                     Options.

                     (a) Definitions. For purposes of this Section 4.3, the capitalized terms Good Reason, Cause, and Disability shall have the meanings set forth in the Management Agreement.

                     (b) Termination Without Good Reason. Upon any termination of employment by Optionee without Good Reason, the Options may, to the extent exercisable and not terminated pursuant to
                               Section 4.3(e), be exercised only within thirty
                               (30) days after the date of such employment termination. This Section 4.3(b) shall not, however, extend the term of the Options beyond


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                               that specified in Section 4.3(e). For purposes
                               of this Section 4.3(b), the extent to which the Options are exercisable shall be determined as of the date of termination of employment.

                     (c) Termination by Virtue of Death or Disability or Without Cause or With Good Reason. Upon any termination of employment of Optionee by virtue of Optionee's death or Disability or upon any termination of employment by Optionee with Good Reason, or by the Company without Cause, the Options may, to the extent exercisable and not terminated pursuant to Section 4.3(e), be exercised only within twelve (12) months after the date of such termination. This Section 4.3
                               (c) shall not extend the term of the Options beyond that specified in Section 4.3(e). For purposes of this Section 4.3(c), the extent to which the Options are exercisable shall be determined as of the date of termination of employment.

                     (d) Termination for Cause. The Option shall terminate immediately upon termination of the employment of Optionee for Cause.

                     (e) Other Termination. The Options shall not be exercisable after the earliest of (i) a Sale (provided that Optionee has at least five (5) business days prior to the Sale to exercise the Options or the Options are treated as exercised in connection with such Sale) or (ii) January 20, 2009.

                     (f) Company Repurchase; Extension of Exercise Period. If Optionee properly elects to exercise all or any portion of the Option following a termination of Optionee's employment as described in Section 4.3(c) (a "Post-Termination Exercise"), at the written request of Optionee delivered to the Company prior to or simultaneously with the attempted exercise of such Option, the Company shall either:

                                 (i) offer to purchase from Optionee, within
                      fifteen (15) days following its receipt of such request, at a purchase price equal to Fair Market Value, such portion of the Shares obtained by Optionee through the Post-Termination Exercise having an aggregate Fair Market Value equal to the excess of (A) Optionee's aggregate federal, state and local income tax obligations in respect of the Post-Termination Exercise over (B) any amounts related to income tax previously withheld by the Company with respect to such Post-Termination Exercise; or

                                 (ii) extend the period during which Optionee
                      may exercise the Options specified in Optionee's notice until the earlier of (A) such time as the Company elects to comply with Section 4.3(f)(i), above (disregarding the fifteen (15) day period referenced therein), and (B) such time as the Shares to be received by Optionee upon the exercise of the Options specified in Optionee's notice are registered under the Securities Act and freely tradable.


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5.         Non-transferability of Options. The Options shall not be transferable or assignable except upon Optionee's death by will or the laws of descent and distribution and shall be exercisable, during Optionee's lifetime, only by Optionee.

6.         Purchase for Investment; Other Representations of Optionee; Legends.

           6.1 Investment Intent. As provided in the Plan, in the event that the offering of Shares with respect to which the Options are being exercised is not registered under the Securities Act, but an exemption is available that requires an investment representation or other representation, Optionee, if electing to purchase Shares, will be required to represent that such Shares are being acquired for investment and not with a view to distribution thereof, and to make such other reasonable and customary representations regarding matters relevant to compliance with applicable securities laws as are deemed necessary by counsel to the Company. Stock certificates evidencing such unregistered Shares that are acquired upon exercise of the Options shall bear restrictive legends in substantially the following form and such other restrictive legends as are required or advisable under the provisions of any applicable laws or are provided for in the Stockholders Agreement or any other agreement to which Optionee is a party:

                               THE SHARES REPRESENTED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR UNDER ANY STATE SECURITIES LAWS AND SHALL NOT BE TRANSFERRED AT ANY TIME IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SHARES AT SUCH TIME, OR (II) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL, TO THE EFFECT THAT SUCH TRANSFER AT SUCH TIME WILL NOT VIOLATE THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

           6.2 Other Representations. Optionee hereby represents and warrants to the Company as follows:

                     (a) Access to Information. Because of Optionee's business relationship with the Company and with the management of the Company, Optionee has had access to all material and relevant information concerning the Company, thereby enabling Optionee to make an informed investment decision with respect to his investment in the Company, and all pertinent data and information requested by Optionee from the Company or its representatives concerning the business and financial condition of the Company and the terms and conditions of this Agreement have been furnished. Optionee acknowledges that Optionee has had the opportunity to ask questions of and receive answers from and to obtain additional information from the Company


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                                and its representatives concerning the present
                                and proposed business and financial condition of the Company.

                     (b) Financial Sophistication. Optionee has such knowledge and experience in financial and business matters that Optionee is capable of evaluating the merits and risks of investing in the Shares.

                     (c) Understanding the Investment Risks. Optionee understands that:

                                (i)        An investment in the Shares
                                           represents a highly speculative
                                           investment, and there can be no
                                           assurance as to the success of the
                                           Company in its business; and

                                (ii)       There is at present no market for
                                           the Shares and there can be no
                                           assurance that a market will develop
                                           in the future.

                     (d)        Understanding of the Nature of the Shares.
                                Optionee understands and agrees that:

                                (i) There can be no assurance that the Shares will be registered under the Securities Act or any state securities laws and if they are not so registered, they will only be issued and sold in reliance upon certain exemptions contained in the Securities Act and applicable state securities laws, and the representations and warranties of Optionee contained herein, which will have to be renewed as to the Shares at the times of exercise of the Options, are essential to any claim of exemption by the Company under the Securities Act and such state laws;

                                (ii) If the Shares are not so registered, the Shares will be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act;

                                (iii) The Option cannot be exercised and the Shares will not be sold to Optionee and Optionee cannot resell or transfer the Shares without registration under the Securities Act and applicable state securities laws unless the Company receives an opinion of counsel acceptable to it (as to both counsel and the opinion) that such registration is not necessary, the cost of such opinion to be borne by the Company;

                                (iv)       Only the Company can register the
                                           Shares under the Securities Act and
                                           applicable state securities laws;


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                                (v)        The Company has not made any
                                           representations to Optionee that the
                                           Company will register the Shares
                                           under the Securities Act or any
                                           applicable state securities laws, or
                                           with respect to compliance with any
                                           exemption therefrom;

                                (vi) Optionee is aware of the conditions for Optionee's obtaining an exemption for the resale of the Shares under the Securities Act and any applicable state securities laws; and

                                (vii) The Company may, from time to time, make stop transfer notations in its transfer records to ensure compliance with the Securities Act and any applicable state securities laws, and any additional restrictions imposed by state securities administrators.

                     (e)        Investment Intent. Optionee acknowledges that:

                                (i) Optionee is acquiring the Option for Optionee's own account and not on behalf of any other person;

                                (ii) Optionee is acquiring the option for investment and not with a view to distribution or with the intent to divide Optionee's participation with others or resell or otherwise distribute the Options or the
                                           Shares;

                                (iii) Neither Optionee nor anyone acting on Optionee's behalf has paid or will pay a commission or other remuneration to any person in connection with the acquisition of the Options or the Shares; and

                                (iv)       At the time of exercise of any
                                           Option, Optionee will have to make
                                           all the representations and
                                           warranties contained in this Section
                                           6 with respect to the Shares to be
                                           issued and other representations
                                           concerning investment intent as a
                                           condition of the issuance of the
                                           Shares by the Company.

7. Restriction on Issuance of Shares. The Company shall not be obligated to sell or issue any Shares pursuant to this Agreement if such issuance would result in the violation of any laws, including the Securities Act or any applicable state securities laws. The Company agrees to use its reasonable best efforts to qualify for available exemptions under the Securities Act or any applicable state securities laws which will enable it to issue Shares hereunder in compliance with applicable law.

8. Rights as a Shareholder. Optionee shall have no rights as a shareholder with respect to any Shares covered by the Options until the date of exercise and payment of the Exercise Price in accordance with the terms of this Agreement. Subject to Section 3 hereof, no


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           adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

9. No Employment Rights. This Agreement shall not confer upon Optionee any right with respect to the continuance as an employee of the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate such employment at any time.

10. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

11. Notices. All notices and other communications under this Agreement shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered personally or when received if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, or by reputable overnight courier service (charges prepaid), or transmitted by facsimile with answer-back confirmation to the following address, or any other address specified, by notice duly given:

           To Optionee at:                William P. Johnson
                                          1411 Highland Valley Cr.
                                          Chesterfield, MO 63005

           To the Company at:             United Industries Corporation
                                          8825 Page Boulevard
                                          St. Louis, MO 63114
                                          Attention:  President
                                          Telecopy: (314) 253-5941

12. Withholdings. Except to the extent prohibited by applicable law, Optionee may satisfy any required withholding obligation upon the exercise of an Option hereunder by either of the following methods, or by a combination of such methods: (a) tendering a cash payment or
           (b) delivering to the Company previously acquired Shares, or having the Company withhold Shares otherwise deliverable upon the exercise of an Option, in either case having an aggregate Fair Market Value, determined as of the date the withholding obligation arises, less than or equal to the amount of the total withholding obligation.

13. Pro Rata Exercise. The Shares of Common Stock covered by this Option shall only be exercised, if at all, ratably among the Class A Shares and Class B Shares, based on the


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           aggregate number of Class A Shares and Class B Shares subject to the
           Options granted hereunder.

14. Registration of Shares. At any time after UIC Holdings, L.L.C., together with its affiliates, holds less than 25% of the Common Stock held by such entities as of the date hereof, Optionee shall have the right to cause the Company to register all of the Shares on a Form S-8, along with a Form S-3 reoffer prospectus, under the Securities Act of 1933, as amended from time to time, or any successor form thereto, and the Company shall use its reasonable best efforts to comply with such request in a timely manner.

                                    * * * * *



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           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                                  UNITED INDUSTRIES CORPORATION


                                                  By
                                                     --------------------------
                                                     Name:
                                                           --------------------
                                                     Title:
                                                           --------------------


                                                  OPTIONEE:


                                                  -----------------------------
                                                  William P. Johnson




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